SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            Form 8-K/A

                   AMENDMENT TO CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  May 29, 1995


                        Donnelly Corporation
      (Exact name of Registrant as specified in its charter)

                         AMENDMENT NO. 1


           Michigan                   1-9716                   0493110
 (State or other jurisdiction   (Commission File No.)       (IRS Employer
       of incorporation)                                     Identification No.)

     414 East Fortieth Street, Holland, Michigan                 49423
       (Address of principal executive offices)                (Zip Code)




       Registrant's telephone number, including area code: 616-786-7000







Item 2.   Acquisition or Disposition of Assets

     On May 29, 1995, the Registrant acquired a majority interest in Hohe GmbH & Co. KG ("Hohe"), a German limited partnership. The Registrant acquired 66 2/3 percent of the limited partnership interests in Hohe from the limited partnership and 48 percent of the general partner from the Hohe family. The Registrant does not directly control Hohe but, as the holder of the majority of the limited partnership interests and as the largest holder of interests in the general partner, the Registrant will be an active partner. The terms of the acquisition were arrived at as a result of arm's length negotiations between the management of the Registrant and the partners and creditors of Hohe. The Registrant will invest approximately $32 million in equity and subordinated loans in Hohe, financed with cash and the Registrant's U.S. bank line of credit through NBD Bank, N.A. Of this $32 million investment, approximately $3,600,000 was paid for the limited partnership interests and approximately $17,000 was paid for the interest in the general partner. Approximately $14.3 million has been and an additional approximately $14.3 million will be invested as subordinated debt. The initial debt carries interest at 10 percent per annum with no principal payments due until maturity on April 1, 1998. Payment thereafter is subordinated to other bank debt and interest is adjusted to the Bundesbank discount rate plus 700 basis points. Additional loans to Hohe of approximately $70 million are being provided by several banks through refinanced and new debt.

     The terms of the transaction allow the Registrant to increase its ownership stake in Hohe through various options. The Registrant has options to increase its ownership to 80 percent of the limited partnership interests and 100 percent of the general partner, exercisable at any time. The price to exercise these options will be a total of about DM 767,000. The Registrant also has an option to buy the remainder of the limited partnership interests, exercisable after March 1998. The exercise price for this additional
20 percent is based on a formula of approximately five times earnings before interest and taxes. The minimum price is DM 7,500,000 and the maximum price is DM 15,000,000, subject to certain offsets for breaches of warranties and representations. The payment for the limited partnership interests taking the Registrant to 80 percent would be set off against the price for this later option. Finally, the owners of the remaining limited partnership interests have an option to require the Registrant to buy their limited partnership interests at any time based upon the above formula, but with a minimum of DM 2,500,000.

     Hohe, based in Collenberg, Germany, serves many of the main auto producers in Europe in exterior automotive mirrors, interior mirrors, door handles, automotive tooling, and electronic components related to mirror systems.
With operations in Germany, Spain, and Portugal, Hohe's sales for the fiscal year ending March 31, 1995, were approximately $220 million. Hohe will continue to operate as a separate entity and use its assets primarily for the purposes for which they have previously been used, although it is currently anticipated that one galvanizing facility will be closed in fiscal 1996. In the future, certain other Hohe facilities may be closed or consolidated into other Hohe facilities.











Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits


          (c)  Exhibits

               2. An English language summary of an Acquisition Agreement and related documents written in German between the Registrant, Donnelly GmbH, Hohe GmbH & Co. KG ("Hohe") and other parties related to Hohe dated May 25, 1995, pursuant to Rule 12b-12(d) and Rule 306 of Regulation S-T.

                            Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 13, 1995
                                   DONNELLY CORPORATION
                                   (Registrant)




                                   /s/ William R. Jellison
                                   William R. Jellison
                                   Vice President, Chief Financial Officer,
                                   and Treasurer


























                                   EXHIBIT 2

                       SUMMARY OF ACQUISITION AGREEMENT


     The following is a summary of an Acquisition Agreement, dated May 25, 1995, written in the German language between:

     1.   DONNELLY CORPORATION ("Donnelly Corporation").

     2.   DONNELLY HOLDING GmbH (at present still named
          "Gustav" Beteiligungs- und Verwaltungsgesellschaft mbH
          ("Donnelly").

     3.   HOHE ANTEILSTREUHAND GmbH ("Hohe Anteilstreuhand").

     4.   HOHE GmbH & Co. KG ("Hohe KG").

     5.   HOHE VERWALTUNGS GMBH ("Hohe GmbH").

     6.   PAUL HOHE, ELISABETH HGOHE, PETER HOHE, DR.
          MARIA HOHE-SCHRAMM, MARGARETE MEYER
          (collectively the "Hohe Family" and individually a "Member of the Hohe Family").

     7. DR. ERNST BRAUN (Only for the transfer of a limited partnership interest and in his capacity as Chairman of the Beirat of Hohe KG and Hohe GmbH).

Hohe Anteilstreuhand is the current owner of all of the limited partnership interests in Hohe KG (except for a 4/10th percent interest owned by Dr. Braun), all in trust for the Hohe Family. Hohe GmbH is the general partner of Hohe KG and all of its stock is owned by Hohe Anteilstreuhand in trust for the Hohe Family. Donnelly is a wholly owned subsidiary of Donnelly Corporation.


I.   DONNELLY LIMITED PARTNERSHIP INTERESTS

     1.1
     - 1.3     Purchase and Effective Date.  Donnelly agrees to acquire a fixed limited capital share of Five Million Deutsche Mark (DM 5,000,000) limited partnership interest in HOHE KG for DM 5,000,000 payable in cash. All of the partners will execute an Amended and Restated Partnership Agreement and the interests of the partners as limited partners will be recorded in the Commercial Register. The cash has been paid in escrow and will be disbursed and the transaction consummated upon the filing in the Commercial Register.


     1.4 Transfer of limited partnership interests. The Limited Partnership Interests of the Hohe Family had been held in trust for the Hohe Family in Hohe Anteilstreuhand and by Dr. Braun. Effective on the date of recording in the Commercial Register, interests are transferred members of the Hohe Family.



     1.5  Put and Call Options

          a. The Hohe Family members each have an option to require Donnelly to purchase their limited partnership interests at any time after closing. The price is based upon a valuation of Hohe KG equal to five times the average earnings before interest and taxes, minus non-operating liabilities, both averaged over the two years preceding the exercise of the option. The minimum aggregate purchase price is DM 2,500,000 and the maximum is DM 15 million.

          b. Donnelly has an option any time after closing to purchase up to DM 1,000,000 of fixed limited partnership interests of Hohe KG (13--1/3% of all outstanding limited partnership interest) for DM 50,000 for each percentage limited partnership interest.

          c. At any time after March 31, 1998, Donnelly shall have the option to acquire the remaining limited partnership interest in Hohe KG. The purchase price will be based upon the same formula, with a minimum aggregate price of DM 7.5 million and a maximum of DM 15 million, in each case reduced by any payments made for exercise of earlier options.

     1.6 Set Offs, Reductions. Donnelly is entitled to set off certain indemnity obligations from members of the Hohe Family against the purchase price.

     1.7 Acceleration. To the extent Donnelly has set offs from certain indemnification obligations, it can accelerate options to purchase limited partnership interests in such amount as would be covered by the amount of the set off.

II.  DONNELLY LOAN

     2.1 Loan Terms. Donnelly Corporation commits to loan to Hohe KG DM 20 million, to bear interest at 10 percent per annum and to be payable on April 1, 1998. However, the payment of such debt is subordinated to other lenders, and if not paid on April 1, 1998, will carry interest at the Bundesbank discount rate, plus 700 basis points.

     2.2 Funding. The DM 3,000,000 earnest money deposited earlier and an additional DM 17 million will be paid into escrow at closing, to be disbursed when Donnelly's limited partnership interest has been recorded in the Commercial Register.


III. CONDITIONS

     The consummation of the transaction is conditioned upon the acquisition by Donnelly of 48 percent of the outstanding stock of Hohe GmbH, the execution of an Option Agreement for the remaining shares of Hohe GmbH, the notarial recording of revised Articles of Association of Hohe GmbH and the entry of Donnelly as a limited partner of Hohe KG in the Commercial Register. The Option Agreement will provide that at any time Donnelly owns more than 75 percent of the limited partnership interest in Hohe KG, it has the option to acquire the remaining stock of Hohe GmbH for a total price of DM 100,000.

IV.  OTHER AGREEMENTS

     The existing Bierat (shareholder, partner, silent partner and bank committee operating Hohe KG) is terminated at the closing. The Hohe Family agrees not to compete with the business of Hohe KG and authorizes Hohe KG and Hohe GmbH to use the name "Hohe". Donnelly restates its present intention with regard to the preservation of the business and operations of Hohe KG and agrees to provide, by either loan or equity, up to an additional DM 10 million if those funds are required. The former silent partnership interests of Hohe KG are terminated, Peter Hohe agrees to assign a 2.8 percent interest in Hohe KG's Portuguese subsidiary to Donnelly and Donnelly agrees to the continuation of a monthly pension to Elisabeth Hohe.

V.   WARRANTIES AND REPRESENTATIONS

     5.1 Subsidiaries. The ownership and good standing of Hohe KG and all subsidiaries is warranted.

     5.2 Capital of Hohe. The outstanding capital of Hohe KG and the subsidiaries is warranted.

     5.3 Absence of Conflicts. There are warranties that the consummation of the agreement is not in violation of any statutes, agreements, court judgments or any corporate documents and that it will not result in any default or encumbrance.

     5.4 Financial Statements. The financial statements of Hohe KG for years ended March 31, 1993, and 1994, are warranted, together with the financial statements for March 31, 1995 to be prepared. A separate Closing Balance Sheet, with certain adjustments set forth in an exhibit, is to be prepared by Hohe's auditors, Coopers, Lybrand, Treuarbeit. That Closing Balance Sheet is warranted and it is warranted that the deficit capital account of all limited partners as shown on the Closing Balance Sheet is not less than negative DM 10 million.

     5.5 Liabilities. It is warranted that there were no liabilities not shown on the financial statements or incurred in the ordinary course of business since March 31, 1995.

     5.6 Title to Assets. The ownership of all of the major assets of Hohe KG is warranted.

     5.7 Absence of Adverse Change. It is warranted that there are no adverse changes in Hohe KG since January 31, 1995.

     5.8 Litigation. There is a warranty that there is no litigation other than that listed on the schedule attached and the Hohe Family is obligated for the amount of any litigation, including that listed on the schedule, except to the extent that it is reserved against the Closing Balance Sheet.

     5.9 Intellectual Property. There are a number of warranties and representations with regard to the ownership, use, licensing, and infringement or noninfringement of various intellectual property rights.

     5.10 Disclosure. There is a warranty that the Hohe Family and management know of no material facts not disclosed.

     5.11 Environmental Matters. Representations are made concerning the existing status of certain environmental matters and stating that there are no additional environmental issues.

     5.12 Pensions. There is a warranty that there is no pension obligation of Hohe KG except as shown on the attached schedule.

VI.  GUARANTY LIABILITY OF HOHE KG

     There is set forth the status of certain contingent liabilities of Hohe KG based on guaranties of obligations of certain members of the Hohe Family. There have been reserved to date DM 5.9 million for these liabilities. The parties contemplate another DM 2.4 million of contingent liabilities based upon Besserngsscheine (bond when able to pay) to the two banks, of which DM 1.6 million will be charged to the Hohe Family's capital account on the Closing Balance Sheet. The Hohe Family is obligated for guaranty liability of Hohe KG in excess of the DM 5.9 million reserve and for Besserungscheinne liability in excess of DM 2.4 million.

VII. OPINION OF COUNSEL

     Hohe KG's counsel is to deliver its opinion to Donnelly at closing.

VIII.     INDEMNIFICATION

     Hohe Anteilstreuhand and each member of the Hohe Family indemnifies Donnelly and Donnelly Corporation against breaches of representation or warranties, to the extent such claims would create a negative capital on the Closing Balance Sheet, dated March 31, 1995, in excess of a negative
DM 10 million. The Hohe Family Members are joint and severally liable, but each Member's liability is limited to the remaining value of his or her limited partnership interest. Warranty claims must be asserted within ninety (90) days after the financial statements for Hohe KG's year ended March 31, 1996, are completed, except for claims related to environmental matters, tax payments or social security contributions.


IX.  CLOSING

     The closing will occur when all agreements are executed and payments are made.

X    MISCELLANEOUS

     The parties agree to review and agree upon press releases, to comply with the German Cartel Law and to take such measures as might be necessary in order to effect the completion of the transaction. The parties will each pay their own expenses of the transaction. If an advisory board is established for Hohe KG, at least one member of the Hohe Family will be a member so long as the Hohe Family owns 10 percent of the limited partnership interests. Amendments to the agreement must be in writing and notices must be given in writing in the manner prescribed and to the addresses set forth. The agreement is binding upon all parties, is not assignable, and is subject to severability if any particular clause is invalid. The agreement with its exhibits constitutes the entire agreement of the parties, is governed by the laws of the Federal Republic of Germany and is subject to court arbitration.




     The undersigned hereby represents this summary to be a fair and accurate English summary of the above described transactions.

Dated:  June 13, 1995.             DONNELLY CORPORATION



                              /s/ William R. Jellison
                              William R. Jellison
                              Chief Financial Officer